STRATEGIC SUPPLY AGREEMENT

This Strategic Supply Agreement (this “Agreement”) is entered into as of the 3rd day of April, 2008 (the “Effective Date”), by and between Lev Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”) and Plasma Centers of America, LLC, a Nevada limited liability company (“Seller”). Buyer and Seller are referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, Seller owns and operates plasma collection centers at various sites throughout the United States and is willing, on the terms and conditions described herein, to construct and operate three additional plasma collection centers (the “New Centers”); and

WHEREAS, in accordance with and subject to the terms and conditions of this Agreement, including the Seller’s achievements of the operating targets for the New Centers, Buyer desires to purchase from the Seller the New Centers and such related assets, properties and rights described herein and the Seller desires to sell such assets, properties and rights, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1. Certain Definitions.

“Affiliate” shall mean any subsidiary, parent company, or other legal entity that directly or indirectly controls, is controlled by, or is under common control with or of a Party. For purposes of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the profits or earnings of the legal entity, or the right or power to direct the policy decisions of the legal entity.

“Applicable Laws” shall mean all applicable federal, state, local and foreign laws, requirements, regulations, guidelines, licenses and directives, including applicable current Good Manufacturing Practices (“cGMPS”), including all specifications and procedures for plasma sourcing, plasma testing, and in process testing and all regulations, specifications, and procedures contained therein, including without limitation, all applicable U.S. FDA laws, requirements, regulations, guidelines, licenses and directives, including applicable cGMPs and the FD&C Act.

“Foreign Regulatory Approvals” shall mean all necessary regulatory approvals and permits for the operation of a Plasma collection facility pursuant any treaties, statues, regulations and other requirements applicable in the European Union or any member country of the European Union.

“Material Adverse Effect” shall mean any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, or operations, of the New Centers and Seller, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby.

“Plasma” shall mean “Source Plasma” as defined by the United States Food and Drug Administration (“FDA”) in 21 C.F.R. 640.60 that meets the definitions and specifications of Buyer set forth in Schedule 1 (the “Specifications”), attached hereto and incorporated by reference herein.

“Qualified Center” shall mean a New Center (defined above) that has satisfied the Operating Benchmarks (defined below) within the required timeframes.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

“Regulatory Approvals” shall mean all necessary regulatory approvals and permits for the operation of a Plasma collection facility, including FDA licensure, IQPP certification, CLIA and required state licensing.

Section 2. General Terms and Obligations

2.1 Construction of New Centers. Pursuant to the terms and conditions of this Agreement, Seller shall design, construct and operate the three New Centers. The locations and construction schedule for each of the New Centers shall be as mutually agreed upon by the Parties by action of the Management Committee; provided, however that the Parties hereby agree that the schedule for the construction and completion of the New Centers shall be as set forth on Exhibit A to this Agreement.

2.2 Management Committee.

  (a) There shall be a management committee (the “Management Committee”) comprised of a total of three (3) representatives to be appointed by Buyer and Seller and established within 30 days of the Effective Date. The Parties shall notify each other in writing of its selection of persons to serve as its representatives on the Management Committee within ten business days from the Effective Date. The Management Committee shall be comprised at all times of an odd number of individuals and the Buyer shall have the right to appoint a majority of the members of the Management Committee. If, however, the Management Committee must be constituted with a majority of representatives of Seller, then Management Committee action shall require the consent of all Buyer representatives. One of Buyer’s representatives shall act as the Chairman of the Management Committee.

  (b) The purpose of the Management Committee shall be to oversee the site selection, construction and operation of the New Centers prior to acquisition by Buyer, including without limitation the establishment of an automated donor management system to be used in the New Centers. Within ninety (90) days of the Effective Date, the Management Committee shall identify the geographic locations of each of the three New Centers contemplated by this Agreement and agree in writing as to the identity of each of the three New Centers. The maximum number of New Centers covered by this Agreement shall be the three New Centers agreed upon as the New Centers by the Management Committee and absent an express written agreement between the Parties, neither Party shall have the right to add an additional New Center to the scope of this Agreement in order to replace a New Center that fails to be deemed a Qualified Center for which a Party elects not to require the sale or purchase of a Qualified Center. Through its representatives on the Management Committee, Buyer shall approve, for all New Centers, all lease terms, facility designs, construction schedules, hiring of management staff, and an automated donor management system to be implemented in each New Center. The Parties however agree that the facility design of the New Centers will be substantially similar to the collection centers currently owned and operated by Seller from which Buyer has purchased Plasma from Seller pursuant to arrangements or agreements independent of this Agreement. Notwithstanding the foregoing, the Management Committee shall have the authority to require particular specifications for the New Centers, in its sole discretion. The Management Committee will have the authority to approve any modifications to the construction schedule set forth on Exhibit A and shall certify when the targets incorporated into the construction schedule for each New Center has been satisfied. As used herein the target dates by which each New Center shall commence business operations may be referred to as the “New Center Opening Dates”. The Parties hereby agree that in the event that one or two of the New Centers are not opened for business within the time periods established therefore by the Management Committee, then unless otherwise agreed to by Buyer, the Buyer’s obligations hereunder to (A) purchase Plasma (or Pre-Licensed Plasma) from such New Center(s) and (B) acquire such New Center(s) shall immediately terminate upon Buyer’s written notice. The failure of the Seller to timely secure the opening of all New Centers by the New Center Opening Dates specified on Exhibit A shall be grounds for termination of this Agreement pursuant to Section 9.4.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

2.3 Operation of the New Centers. Seller shall operate the New Centers in accordance with industry norms, including without limitation, those standards relative to employee/staff compensation and payment of donor fees. In addition, Seller shall comply with the operating covenants for the New Centers specified in this Agreement. The New Centers shall be constructed and operated in a manner that is compliant with all Regulatory Approvals, including Foreign Regulatory Approvals and qualify for approval by the relevant regulatory authorities in the United State and the European Union.

2.4 Operating Benchmarks. As described throughout this Agreement, certain of Buyer’s obligations are conditioned upon the satisfaction by Seller of certain operating benchmarks. The Parties hereby agree that the operating benchmarks shall be defined as follows (the “Operating Benchmarks”):

   (a)  Seller shall secure all Regulatory Approvals for each New Center within * * *  months from the New Center Opening Date established by the Management Committee for each New Center; and

  (b)  Seller shall achieve and maintain an average collection level of at least * * *  plasma units per * * *  for a period of * * *  (the “Minimum Collections”) for each New Center during the * * *  period commencing on the New Center Opening Date established by the Management Committee for each New Center.

2.5 Acquisition of New Centers.

   (a) In the event Seller achieves all of the Operating Benchmarks described in Section 2.4 for a New Center, Buyer agrees to purchase or authorize a subsidiary to purchase, each such Qualified Center(s) from Seller upon Seller’s request, in accordance with the terms of this Agreement and an asset purchase agreement to be negotiated and executed by the Seller and either Buyer or the Buyer subsidiary. Notwithstanding the foregoing, Seller’s right and Buyer’s obligation pursuant to this Section 2.5(a) shall expire in the event Seller fails to notify Buyer in writing of its request to proceed with the acquisition prior to the first to occur of (i) the date that is * * *  from each New Center Opening Date or (ii) the date that is * * *  from the close of any period of * * *  during which the * * *  period was * * *  (the foregoing timeframe may be referred to herein as the “Required Acquisition Period”).

  (b) Notwithstanding the foregoing, however, in the event the Operating Benchmarks are achieved for one or more New Centers and Seller elects not to cause Buyer to proceed with the acquisition of such Qualified Center prior to the expiration of the Required Acquisition Period (as contemplated by Section 2.5(a)), Buyer shall have the right, exercisable within 30 days of the expiration of the Required Acquisition Period, to cause Seller to proceed with the transaction to sell any such Qualified Center to Buyer on the terms and conditions set forth herein

   (c) In the event the Operating Benchmarks are achieved for one or more New Centers and neither Party exercises any of its rights hereunder to proceed with an acquisition of a Qualified Center, each such New Center shall no longer be subject to the terms and conditions of this Agreement and neither Party shall have the further right to require the sale of such New Center. In such an event, the Parties may elect to continue sales of Plasma from such New Center pursuant to this Agreement, but shall be under no further obligation to do so absent a further written agreement between the Parties.

  (d) In the event a Party exercises its rights under this Section 2.5 with respect to one or more Qualified Centers, the Parties will act in good faith and use their best efforts to negotiate and execute a definitive asset purchase agreement for such New Center(s) and to promptly satisfy any and all closing conditions agreed upon in such asset purchase agreement within the time periods specified in Section 5.3(a). The terms and conditions for the closing of such purchases shall be as defined in the definitive asset purchase agreement executed by the Parties. An election by a Party not to require the sale or purchase of a Qualified Center shall not affect the Parties’ rights and obligations hereunder with respect to the other New Centers covered by this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  (e) In the event that the Operating Benchmarks are not achieved within the time frames provided for in Section 2.4 for one or more (but less than all) of the New Centers, then Buyer shall have no obligation to purchase the New Center(s) for which the Operating Benchmarks were not achieved. In such an event, Buyer agrees to notify Seller of its election not to acquire such a New Center within forty-five (45) days from the date Buyer determines that the New Center(s) did not satisfy the Operating Benchmarks. The failure, however, of Buyer to timely notify Seller of such a determination, however, shall not be deemed an election by the Buyer to proceed with an acquisition of any such non-qualifying New Center or a waiver by Buyer of any of its rights hereunder, including without limitation, the right not to purchase any New Center that has not satisfied all Operating Benchmarks.

  (f) In addition, in the event that the Operating Benchmarks are not achieved within the time frames provided for in Section 2.4 for a New Center, then (i) in addition to any other rights and remedies that Buyer shall have pursuant to this Agreement, Buyer shall also have the right to acquire such New Center for a total purchase price as set forth in Section 5.4(b) and (ii) Seller shall immediately transfer and assign to Buyer all standard operating procedures necessary to operate such New Center for no additional cost. In the event Buyer elects to exercise its right to acquire a New Center for which the Operating Benchmarks are not achieved (such New Center being referred to herein as a “Non-Qualified Center”), Buyer shall so notify Seller within forty-five (45) days from the date Buyer determines that the New Center(s) did not satisfy the Operating Benchmarks and the Parties shall act in good faith and use their best efforts to negotiate and execute a definitive asset purchase agreement for such Non-Qualified Center and to timely satisfy any and all closing conditions agreed upon in such agreement. The timing for an acquisition of a Non-Qualified Center shall be as set forth in Section 5.3(b).

Section 3. Financial Matters

3.1 Obligations of Seller. At all times prior to acquisition of the New Centers by Buyer, Seller shall be solely responsible for all costs, fees and expenses associated with the cost of construction and operation of the New Centers, subject to the payments which Buyer may make pursuant to this Section 3 of this Agreement.

3.2 Buyer Milestone Payments. Buyer hereby agrees to make the following payments to Seller upon Seller’s achievement of the performance targets described herein (the payments set forth below may be referred to herein as the “Performance Payments”):

(a) For each New Center, Buyer shall pay to Seller a payment of * * * upon the execution of a facility lease within the time period established for such action by the Management Committee;

(b) for each New Center, Buyer shall pay to Seller an amount of * * * upon the issuance of all necessary construction permits for each New Center, within the time period established for such action by the Management Committee;

 (c) for each New Center, Buyer shall pay to Seller a payment of * * * upon the completion of construction of such New Center, as certified by Buyer, within the time period established for such action by the Management Committee; and

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(d) for each New Center, Buyer shall pay to Seller an amount of * * * upon Buyer’s certification that such New Center has actually commenced receiving donations of Plasma within the time period established for such action by the Management Committee.

3.3 Purchase Price of Plasma Sales.

(a) The purchase price of the Plasma purchased by Buyer from each New Center pursuant to Section 4 of this Agreement shall be * * * . Commencing on the first to occur of (i) the date that is twelve months from each New Center Opening Date or (ii) the date that such New Center receives all Regulatory Approvals, the purchase price of the Plasma from such New Center shall be increased by the Consumer Price Index (CPI) as reported by the United States Department of Labor, Bureau of Labor Statistics for the twelve month period ending October 31, 2008.

  (b) During the period commencing on the New Center Opening Dates and until the date that such New Center is issued all necessary Regulatory Approvals, the purchase price of the Plasma purchased hereunder, which shall be deemed Pre-licensed Plasma (as defined in Section 4.2), shall be * * * of the per unit purchase price of the Plasma drawn at each New Center as specified in Section 3.3(a). At such time as Seller fulfills its requirement to obtain all Regulatory Approvals for the New Centers and the Pre-licensed Plasma may be released from holding in accordance with Section 4.3, Seller may render invoices to Buyer relating to shipments of such Pre-licensed Plasma in an amount equal to * * * of the purchase price specified in Section 3.3(a) for the quantities of Pre-licensed Plasma shipped to holding. Buyer shall pay the undisputed invoices for the amounts contemplated in this Section 3.3(b) in accordance with the provisions of Section 3.3(c) of this Agreement.

   (c) Seller shall invoice Buyer for all Pre-licensed Plasma (defined in Section 4.2 below) on a bi-weekly basis. Buyer shall pay undisputed invoices within fifteen days of receipt of each invoice. Such invoice shall not be dated or submitted prior to delivery of the underlying Plasma. All Payments shall be made in U.S. Dollars. Seller’s invoices shall reflect the actual quantity of the Plasma shipped and the price thereof, as computed in accordance with this Agreement.

  (d) In the event Seller is obligated by any regulatory body or agency or otherwise requested or compelled by Buyer at any time during the term of this Agreement to perform or implement any new testing or other quality procedure not specifically contemplated hereunder, the price then in effect under this Agreement shall automatically and concurrently be proportionately increased to reflect all of Seller’s corresponding additional costs, evidence of which shall be provided to Buyer upon request. Correspondingly, in the event that Buyer at any time during the term of this Agreement reduces or eliminates any testing or other quality procedure so as to result in an actual material decrease in Seller’s incurred costs to procure, store, provide or supply the Plasma hereunder to Buyer, the price then in effect under this Agreement shall be proportionately decreased to reflect all of Seller’s corresponding savings.

3.4 Termination of Obligations Regarding a New Center.

   (a) In the event that both Seller and/or Buyer decline to require the sale and purchase of a New Center (including a Qualified Center) in accordance with the terms of this Agreement, Buyer’s obligation to purchase, and Seller’s obligation to sell, Plasma or Pre-Licensed Plasma (defined in Section 4.2 below) generated from such New Center and Buyer’s obligation to acquire such New Center shall terminate effective on the date that Buyer notifies Seller of its determination not to acquire such New Center. Effective as of such date, the operations of such New Center shall no longer be deemed to be subject to this Agreement or the oversight of the Management Committee.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) All Performance Payments for a particular New Center and, to the extent applicable, all payments for Pre-Licensed Plasma (defined in Section 4.2 below) collected at a particular New Center made by Buyer shall be reimbursed in full by Seller in the event that the Buyer’s obligation to acquire such New Center is terminated due to the non-performance of Seller of any of its obligations hereunder, in the event the Operating Benchmarks for such New Center are not timely achieved or in the event Seller elects not to sell a Qualified Center pursuant to Section 2.5(a) and thereafter Buyer elects not to require the sale of such Qualified Center pursuant to Section 2.5(b). Reimbursement of such amounts shall be due in full within fifteen days of Buyer’s request for such payment. Late payments of these amounts shall accrue interest at the rate of 16% per annum until paid in full by Seller.

Section 4. Purchase and Sale of Plasma

4.1 Purchases. From time to time during the period commencing on each New Center Opening Date and until the first to occur of (i) the twelve month anniversary of such New Center Opening Date; (ii) the closing date of the Buyer’s acquisition of such New Center; (iii) the date of determination by Buyer not to acquire a Non-Qualified Center; or (iv) the election by the Parties not to sell a Qualified Center pursuant to Section 2.5 (the “Purchase Period”), Buyer shall deliver to Seller a purchase order reflecting the aggregate volume of Plasma to be purchased at such time in accordance with the terms of this Agreement (a “Purchase Order”). Each Purchase Order shall specify the quantity of Plasma ordered and the delivery dates. All Plasma shall be deliverable in such increments as Seller and Buyer may from time to time agree regarding the frequency and schedule for pick-up and delivery. Seller agrees to use it best efforts to timely deliver the quantities of Plasma as agreed hereunder throughout the duration of the Purchase Period. Subject to the terms and conditions of this Agreement, commencing on the New Center Opening Dates and continuing through the end of the Purchase Period, Seller shall sell, and Buyer shall purchase, all of the Plasma collected at each of the New Centers for the purchase price specified in Section 3.3, above. During such Purchase Period, the Plasma collected at each New Center shall be sold exclusively the Buyer.

4.2 Pre-License Purchases. The Parties acknowledge that the purchases of Plasma hereunder shall be deemed “Pre-Licensed Plasma” until such time as the Seller obtains all Regulatory Approvals for the New Centers. Once Seller obtains the Regulatory Approvals the Pre-Licensed Plasma conforms to the Specifications, it shall be deemed to be Plasma. Buyer shall only be obligated to purchase Pre-Licensed Plasma from Seller pursuant to this Agreement for a period of 12 months following each New Center Opening Date. In the event that Seller does not obtain all Regulatory Approvals for a New Center within the foregoing time period, Buyer shall have the right, upon written notice, to immediately terminate its obligation to purchase Pre-Licensed Plasma from such New Center and Seller shall reimburse Buyer for all amounts paid by Buyer for such Pre-Licensed Plasma within fifteen days of Buyer’s notice.

4.3 Delivery. Except as otherwise agreed in writing by the Parties, all deliveries of Plasma shall be FOB New Center(s) or other facility designated by Seller reasonably acceptable to Buyer. The shipping agent or carrier shall be selected and contracted by Buyer. Shipments of Pre-Licensed Plasma shall be made from the New Centers to a “holding” location to be specified in writing by Buyer. Pre-Licensed Plasma shipped to holding shall be stored and handled in fully compliance with all Applicable Laws. Title to the Plasma and risk of loss shall pass from Seller to Buyer when the Plasma is provided to or placed with Buyer’s shipping agent or on a transport carrier. Title to Pre-Licensed Plasma and risk of loss shall pass from Seller to Buyer when the Pre-Licensed Plasma is deemed to be Plasma in accordance with the terms and conditions of this Agreement. The Seller will be responsible for all storage charges at the holding facility until all Regulatory Approvals have been received for the New Center and the Pre-Licensed Plasma is subsequently released to the Buyer’s account.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.4 Governing Documents. All sales of Plasma hereunder shall be subject solely to the terms and provisions of this Agreement (including all exhibits and schedules) and shall not be subject to other terms, conditions or provisions contained in any other purchase order, writings, or documents except to the extent a purchase order, writing or document sets forth or confirms quantity or schedule for delivery. Furthermore, in the event of any inconsistency or discrepancy between the terms and conditions of this Agreement and the schedules hereto, or any other record, the terms of this Agreement shall prevail.

4.5 Records and Compliance Matters. Seller shall, at its expense, keep and maintain detailed records pertaining to the amount and type of Plasma (including Pre-Licensed Plasma) sold hereunder during the term of this Agreement and for a period of 30 years following the date of termination or expiration of the Agreement. Seller shall transfer such records in connection with the consummation of the acquisition of the New Centers, as contemplated by this Agreement. Such records shall be made available for inspection by Buyer during normal business hours, upon reasonable advance notice. Inspections by Buyer pursuant to this clause shall be subject to the other terms and conditions pertaining to inspections set forth in Section 14.1.

4.6 Permits and Approvals. Each Party shall obtain all necessary licenses, permits, certificates of origin and other requisite documents, including approvals and registrations, and pay all applicable fees, charges, customs duties and taxes incurred in the performance of its obligations under this Agreement. Both Parties shall comply with all Applicable Laws, regulations rules, and guidelines pertaining to their performances under this Agreement, including but not limited to those set forth in the U.S. Code of Federal Regulations, 21 C.F.R. parts 600-640 and any other applicable local, state or federal law, regulation or ordinance within the United States.

4.7 Storage and Handling of Plasma. Plasma and Pre-Licensed Plasma shall be stored, handled, packed and shipped by Seller in such a manner as to prevent damage to the Plasma, Pre-Licensed Plasma or containers during shipping and in compliance with all Applicable Laws and shall be shipped (including to any holding facility designated by Buyer) subject to such other conditions set forth in the Specifications, and any other written instructions provided by Buyer. No Plasma shall be released pursuant to this Agreement unless and until such Plasma fully complies with the Specifications and Applicable Laws and Seller shall be responsible for ensuring compliance with all such Specifications.

4.8 New Center Supply. Seller will supply and Buyer shall accept Plasma or Pre-Licensed Plasma from New Centers only. In the event that a New Center is found by Buyer to be materially deficient in its compliance with the applicable procedures or Regulatory Approvals (including Foreign Regulatory Approvals), Seller shall have fifteen (15) days to provide, in writing, a corrective action plan acceptable to Buyer in Buyer’s reasonable discretion. If the action plan is unacceptable or if the subject plasma New Center cannot cure the deficiency to Buyer’s satisfaction and lawfully provide Plasma within sixty (60) days of any such event, then, at Buyer’s option said New Center may be eliminated from this Agreement in all respects.

4.9 Buyer Approved Testing Center. Buyer and Seller shall agree (within 30 days of the execution of this Agreement) upon the identity of the vendors to perform viral marker and NAT testing of Plasma and Pre-Licensed Plasma (each an “Approved Testing Center”), and Seller agrees to send any Plasma and Pre-Licensed Plasma provided to Buyer pursuant to this Agreement only to Approved Testing Centers.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.10 Quality. Seller shall manufacture, process, store, distribute, test, transport, dispose and otherwise handle Plasma (and Pre-Licensed Plasma) at all times in compliance with all Applicable Laws and the Specifications set forth in Schedule 1. Any and all changes sought by Buyer to the initial Specifications set forth in Schedule 1 to this Agreement shall be sent to Seller for review and approval. Buyer shall advise Seller of any and all anticipated changes to specifications as soon as practicable so as to provide Seller with as much advance notice as possible. Seller shall have fifteen (15) business days to agree to implement such changes. Process cost increases resulting from Specification changes requested by Buyer or necessitated or advisable in response to regulatory action (or threat thereof) shall be borne by Buyer (other than any such changes requested to respond to any action or threat thereof by any regulatory agency related to the operation of a New Center in a manner consistent with the procedures that Seller operates other Plasma collection centers, which costs shall be borne by Seller). If any New Center is closed as a result of regulatory sanctions placed on Seller by the FDA or equivalent foreign regulatory body, or if Seller or any New Center receives a warning letter or consent decree from the FDA or equivalent regulatory body or any accrediting body, or is otherwise subject to similar quality concerns, Seller must notify Buyer immediately and in any event not later that five (5) business after the earlier of Seller’s receipt of the relevant communication or the date it learns of such quality concern. Seller shall not make changes to the key process parameters that require prior approval from the FDA or the specifications without prior reasonable notice to Buyer, which prior notice shall be at least six (6) months unless otherwise required by a regulatory body.

4.11 Testing and Approval. With respect to each shipment of Plasma (and Pre-Licensed Plasma) to be shipped to Buyer, Seller shall test such Plasma (and Pre-Licensed Plasma) to ensure compliance with the Specifications. Seller shall include a certificate of analysis (“COA”) as well as all other documentation described in the Specifications with each shipment of Plasma disclosing the results of such testing and showing conformance with the specifications. Subject to the existence of any latent defects, Buyer shall have a period of thirty (30) days from date of its receipt of a shipment of Plasma to inspect the delivered Plasma and the accompanying COA and reject all or part of the corresponding shipment of Plasma for nonconformity with the specifications. If Buyer rejects all or part of such shipment, it shall promptly notify Seller and the provisions of Section 4.12 below shall apply. If after accepting a shipment of Plasma, Buyer subsequently discovers latent material defects (including without limitation, nonconformance to the specifications) not reasonably discoverable during the acceptance period set forth above, Buyer may revoke its acceptance of such shipment of Plasma by giving written notice and disclosing the nature of any defects to Seller as soon as practicable after discovering such defects. In such event, such Plasma shall be considered to be nonconforming to the extent latent material defects in fact are present and the provisions of Section 4.12 below shall apply.

4.12 Remedies. If a shipment of any Plasma (and Pre-Licensed Plasma) or any portion thereof fails to conform to the Specifications or Applicable Laws or is otherwise not as warranted or contains latent defects, or that has not been manufactured, processed, stored, distributed, tested, transported, disposed of or otherwise handled in accordance with Applicable Laws or the specifications, then Buyer shall have the right to reject such non-conforming shipment or portion thereof. Buyer shall give written notice to Seller of its rejection hereunder, setting forth in detail the basis of the rejection, within forty-five (45) days after receipt, specifying the grounds for such rejection. The nonconforming shipment or portion thereof shall be held for Seller’s disposition, or shall be returned to Seller, or destroyed if required by Applicable Law, in each case at Seller’s expense, as directed by Seller. Buyer shall not be obligated to buy or pay for any shipment which does not comply with the specifications or Applicable Laws, or is otherwise not as warranted. Buyer shall receive a full credit for any rejected shipment, which shall include Buyer’s shipping costs. At Buyer’s option, Seller shall at no cost to Buyer, cause within thirty (30) days of Buyer’s notice, an equivalent amount of conforming Plasma to be delivered to Buyer.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 5. Purchase of New Centers

5.1 Acquisition. In the event Seller achieves all of the Operating Benchmarks described in Section 2.4 for each New Center and either Seller or Buyer exercise their rights under Section 2.5 to require a sale and purchase of such Qualified Center(s) in accordance with the terms of this Agreement and an asset purchase agreement (the “New Center Purchase Agreement”) to be negotiated and executed by the appropriate parties, then with respect to each Qualified Center, the Parties will act in good faith and use their best efforts to negotiate and execute the New Center Purchase Agreement for such Qualified Center(s) and to promptly satisfy any and all closing conditions agreed upon in such New Center Purchase Agreement. The terms and conditions for the closing of such transactions shall be as defined in the New Center Purchase Agreement executed by the appropriate parties. In the event that all of the Operating Benchmarks are not achieved within the time frames provided for in Section 2.4 for a New Center, Buyer shall have no obligation to purchase any Non-Qualified Center. Buyer, however, may exercise its right under Section 2.5(f) to acquire such a Non-Qualified Center. In such event, the obligations of the Parties described in this Section 5.1 shall be applicable to an acquisition of a Non-Qualified Center.

5.2 New Center Purchase Agreement. The obligation of Buyer to acquire any New Center (whether a Qualified or a Non-Qualified Center) is subject in all respect to the terms of the definitive New Center Purchase Agreement to be negotiated, drafted, executed and exchanged. The New Center Purchase Agreement will describe the specific assets to be purchased and/or assigned and the liabilities to be assumed and any other rights and obligations of the parties arising out of such transactions. The Parties agree to commence negotiations toward the definitive New Center Purchase Agreements during the construction phase under this Agreement and to act in good faith to agree upon the final form of New Center Purchase Agreement in a timely manner. The mere failure of the Parties to have agreed upon the final form of New Center Purchase Agreement prior to any particular target date, absent a written agreement to the contrary, shall not be deemed a breach of this Agreement absent the bad faith of a Party.

5.3 Timing of Acquisitions.

  (a) Acquisitions of Qualified Centers. For each New Center that is deemed to be a Qualified Center, the Parties will act in good faith and use their best efforts to consummate the acquisition of such Qualified Center(s) within * * * from the date that Seller or Buyer, as the case may be, exercises its right under Section 2.5, to require a sale and purchase of a Qualified Center. In the event that the Parties are not able to consummate an acquisition of a Qualified Center during the foregoing time period, either Party may notify the other Party that it considers such other Party to be in default of its obligations under this Agreement and provide such Party with a period of 30 days within which to cure such default. In the event the Parties are not able to consummate such transaction within such additional 30 day period, such failure may be deemed grounds for termination of this Agreement and in such an event, the provisions of Sections 9.4 and 9.5 shall apply. Furthermore, in the event the Parties fail to consummate a timely sale of a Qualified Center, thereafter, the Parties may, but shall have no obligation to, agree that Seller shall no longer be subject to the exclusivity conditions of this Agreement solely with respect to the Qualified Center for which an acquisition was not consummated and the obligations of the Parties with respect to purchases and sales of Plasma from such Qualified Center shall be as set forth in Section 2.5(c).

(b) Acquisitions of Non-Qualified Centers. For any New Center that Buyer that is a Non-Qualified Center which Buyer elects to acquire in accordance with Section 2.5(f), the Parties will act in good faith and use their best efforts to consummate the acquisition of such Non-Qualified Center(s) within * * * from the date that Buyer exercises its right under Section 2.5(f), to require a sale and purchase of a Non-Qualified Center. In the event that the Parties are not able to consummate an acquisition of a Non-Qualified Center during the foregoing time period, Buyer may notify the Seller that it considers Seller to be in default of its obligations under this Agreement and provide Seller with a period of 30 days within which to cure such default. In the event the Parties are not able to consummate such transaction within such additional 30 day period, such failure may be deemed grounds for termination of this Agreement and in such an event, the provisions of Sections 9.4 and 9.5 shall apply. Furthermore, in the event the Parties fail to consummate a timely sale of a Non-Qualified Center, thereafter, the Parties may, but shall have no obligation to, agree that Seller shall no longer be subject to the exclusivity conditions of this Agreement solely with respect to the Non-Qualified Center for which an acquisition was not consummated and the obligations of the Parties with respect to purchases and sales of Plasma from such Non-Qualified Center shall be as set forth in Section 2.5(c).

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.4 Acquisition Cost of New Centers.

  (a) Qualified Centers. The purchase price for each Qualified Center to be purchased shall be equal to the most recent * * * for such Qualified Center, * * * and multiplied by * * * per liter, less all * * * made by Buyer. However, in addition to this acquisition cost, Buyer agrees that that its cost to acquire (i) cash on hand and current inventory of medical supplies will be equal to * * * , subject to a maximum amount of * * * and (ii) Seller’s current inventory of Plasma at such Qualified Center shall be upon the * * * set forth in this Agreement.

  (b) Non-Qualified Centers. The purchase price for any Non-Qualified Center to be purchased shall be equal to * * * of the purchase price that Buyer would pay pursuant to Section 5.4(a) of this Agreement if the Non-Qualified Center was a Qualified Center. However, in addition to this acquisition cost, Buyer agrees that that its cost to acquire Seller’s current inventory of Plasma at such Non-Qualified Center shall be upon the * * * set forth in this Agreement.

5.5 New Center Assets.

  (a)  Pursuant to the New Center Purchase Agreement, Seller shall sell, assign, transfer, convey and deliver to the Buyer (or Buyer’s subsidiary), and the Buyer (or the Buyer subsidiary) shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the New Centers and the following assets related to the New Centers, as shall be more specifically expressed in the definitive New Center Purchase Agreement (collectively, the “New Center Assets”): (i) those certain parcels of real property (including all buildings, improvements and structures located thereon and all appurtenances thereto) owned or leased by on which the New Centers are situated; (ii) all of the leasehold interests and rights of the Seller, including such subleases under the tenant space leases, ground leases and other leases of real property; (iii) all fixed assets, fixtures, furnishings, furniture, office supplies, tools, machinery and equipment owned or leased by the Seller used in the operation of the New Centers; (iv) all the plasma inventories and related supplies and all inventories of general production supplies used in the operation of the New Centers; (v) those approved standard operating procedures, licenses, permits, contracts, agreements, arrangements and/or commitments listed in the New Center Purchase Agreement; (vi) all business and financial records and personnel and donor records relating exclusively to the New Centers; (vii) the Seller’s proprietary data bases, donor lists and records, donor center technical guides, quality control and training manuals, specialty guides and standard operating procedures with respect to the operations of the New Centers; and (viii) all good will of the Seller related to the New Centers.

  (b) The New Center Purchase Agreement shall also provide that the Buyer (or Buyer subsidiary) shall assume and shall thereafter pay, discharge and perform in the ordinary course solely those obligations as identified therein as “Assumed Obligations”. The Buyer (or Buyer subsidiary) shall not assume and shall not be liable for any liabilities or obligations of the Seller other than as expressly identified in the New Center Purchase Agreement as an Assumed Obligation. The Seller shall remain responsible for all liabilities and obligations related to the New Centers arising or accrued prior to the closing date of the transactions contemplated by this Section.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  5.6 Exclusivity; Required Sale of New Centers.

  (a)  From the Effective date and until the first to occur of (1) the closing of the purchase of the New Centers or (2) the determination by the Buyer not to proceed with the acquisition of the New Centers, Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock, membership interests or other voting securities of Seller, or any assets of Seller directly or indirectly used in the New Centers (including any acquisition structured as a merger, consolidation, exchange or purchase of a controlling interest), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing without first complying with the provisions of this Section. This Section, however, shall not prohibit Seller from engaging in transactions to sell assets that are not used, directly or indirectly, in the New Centers or that are not otherwise important to the operations of the New Centers. The sale or transfer of an asset other than an asset used in a New Center shall be deemed to be used in or important to the operations of a New Center if, upon the consummation of the transaction for the sale or transfer of such assets (or a series of such transactions occurring within a period of six consecutive months), Seller’s operation of any New Center shall be materially and adversely impacted.

  (b) If during the period of exclusivity contemplate by Section 5.6(a), Seller wishes to enter into any transaction which would result in a change in control of Seller (a “Proposed Transaction”), Buyer shall have the right (but not the obligation) to acquire the New Centers prior to the Seller entering into any such agreement relating to a Proposed Transaction at an acquisition cost based on the price specified in Section 5.4(a) above, at the run rate of Plasma collections for the three consecutive months immediately prior to the date that Seller became aware of such Proposed Transaction, unless the New Center that is the subject of such a transaction is a Non-Qualified Center, in which case the acquisition cost shall be as specified in Section 5.4(b). In the event Buyer declines to exercise the right provided for herein, Seller shall be permitted to proceed with the Proposed Transaction, subject in all respects to its obligations hereunder and the counterparty to such transaction agreeing to perform Seller’s obligations under this Agreement and otherwise abide by the terms and conditions hereof, inclusive of this Section 5.6.

  (c) In the event Seller becomes aware of a Proposed Transaction, Seller shall immediately provide the Buyer with written notice of such potential transaction and in no event shall Seller proceed with such Proposed Transaction prior to the expiration of the time periods described in this Section 5.6. The notice contemplated in this Section 5.6(c) shall provide at a minimum, (i) the timeframe of the Proposed Transaction; (ii) the terms of the Proposed Transaction, including the identity of the counterparty to such Proposed Transaction; and (iii) the rate of Plasma sales from each New Center during the three month period ending immediately prior to the date the notice is sent.

(d)  Buyer shall have a period of thirty (30) from the date of its receipt of such notice to notify Seller if it wishes to acquire one or more of the New Centers (regardless if any New Center is a Qualified Center as of such date) for a acquisition cost based on the price specified in Section 5.6(b). In the event Buyer elects to require the sale of one or more New Centers, Buyer and Seller shall proceed with the transaction in good faith and use their commercially reasonable efforts to consummate such transaction within sixty (60) days from the date Buyer notifies Seller of its election. The terms and conditions of this Section 5 shall apply to any transaction subject to this Section 5.6. In the event the Parties are unable to consummate such a transaction, such New Centers will continue to be subject to this Agreement unless otherwise provided for in this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(e)  In the event Buyer declines to purchase all New Centers pursuant to this Section 5.6, Seller shall be permitted to proceed with the Proposed Transaction. In the event Buyer elects to purchase one or more, but less than all New Centers, Seller may proceed with the Proposed Transaction only after consummating the sale of the New Centers to Buyer. In the event Seller is permitted to proceed with a Proposed Transaction and is unable to consummate such transaction within sixty (60) days of the date that Buyer has declined to purchase a New Center, Seller shall again be subject to the provisions of this Section 5.6 for any subsequent Proposed Transaction. This Section 5.6 will survive the closing of any particular Proposed Transaction and remain applicable to any subsequent Proposed Transaction during the period of exclusivity specified in Section 5.6(a).

Section 6. Construction of New Centers

6.1 Description of Services. Seller shall perform or subcontract for all engineering and construction services (hereinafter referred to as the “Construction Services”) for each of the New Centers. Such Construction Services may include those specifically set forth and described in a project plan to be negotiated, drafted and agreed upon by the Parties (the “Project Plan”). It is understood that all Construction Services shall be in accordance with the final Project Plan as shall be approved by both Parties. The Project Plan shall include detailed specifications as to the construction and operation of the New Centers, including without limitation a detailed budget for the project and a timeline for the construction and certification of all New Centers. Commencing on the Effective Date, the Parties shall use their commercially reasonable efforts and cooperate in the development of the Project Plan for the construction of the New Centers and shall jointly agree the final Project Plan prior to commencement of construction.

6.2 Seller Responsibilities. As required for the Construction Services, Seller shall (unless otherwise provided herein) subject to the terms and provisions of this Agreement and Project Plan:

(a)   Furnish supervisors, engineers, designers, draftsmen, and other personnel necessary for the preparation of drawings and specifications;

(b)   Furnish buyers, inspectors, expediters, and other personnel necessary to procure specified equipment per the Project Plan;

(c)   Furnish supervisors, foremen, skilled and unskilled labor, and all other personnel;

(d)   Procure or supply machinery, equipment, materials, expendable construction items and supplies, related services and contracts;

(e)   Obtain all Regulatory Approvals;

(f)   Supply the major construction tools and equipment, and where not available, procure third party construction tools and equipment, and supply small tools; and

(g)    Allow access to the work areas for personnel of the Buyer and its agents. All Buyer personnel, agents, contractors and subcontractors shall be required to follow all Seller safety requirements and training.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

6.3 General Terms.

(a) Seller is and shall operate as an independent contractor in regards to this Agreement and not as an agent or employee of Buyer. All Seller’s subcontracts, supply agreements, and lease and rental agreements entered into pursuant to this Agreement shall contain a provision expressly stating that no contractual relationship exists between Buyer and any person, or entity with which Seller has entered into a purchasing or contracting relationship. To the extent that Seller places purchase orders with vendors, such purchase orders shall only be placed within the parameters previously approved by the Management Committee or otherwise with the express written approval of the Management Committee.

(b) Subject to the Project Plan and the oversight of the Management Committee, at all times, Seller shall be solely responsible for the means, methods, sequences, and procedures for the performance of its work under this Agreement. Seller shall accept responsibility for its agents, contractors, subcontractors, suppliers, and all others it hires or engages to perform or assist in performing the work, whether on or off the project site.

(c) Either Party may, through its authorized representative, without invalidating this Agreement, request changes within the general Project Plan required by this Agreement, by altering, adding to, or deducting from the Services to be performed (a “Change Order”). A Change Order shall not be binding unless agreed to by both Parties.

(d) Seller shall commence the Services as agreed after the date of this Agreement and shall prosecute the services on a best efforts basis continuously and with due diligence in accordance with the schedule agreed upon in the Project Plan.

(e) As soon as each New Center is in the opinion of Seller mechanically complete and ready for initial start-up operation, Seller shall so notify the Buyer by means of a Construction Completion Report. This report shall state which New Center Seller proposes to demonstrate (meaning to prove or make evident by reasoning or adducing evidence) have been mechanically completed in accordance with the Project Plan and have passed such tests as may have been required of Seller under the Agreement or the Project Plan. Seller shall propose a program for such demonstrations commencing within a reasonably prompt timeframe after the date of the notice. Mechanical Completion and the term “mechanically complete” shall mean that all components of the New Centers have been properly installed in accordance with applicable drawings and specifications, and the New Centers are demonstrated to be ready for reasonable initial startup.

(f) Upon the reasonably satisfactory completion of such demonstration, Seller and the Buyer shall sign the Construction Completion Report, stating that Seller has demonstrated to the Buyer that the New Center is mechanically complete and in a condition such that any procedures needed before the New Center is put into operation may safely be carried out. Such Construction Completion Report may include a reasonable punchlist of items requiring completion before the completion of the Construction Services. Mechanical Completion shall not be achieved if the punchlist includes substantial items which would hinder the Buyer from operating in the space or which would be difficult to correct due to environmental or other requirements.

Section 7. Operational Matters Regarding New Centers

7.1  Affirmative Covenants. With respect to the operations of the New Centers, the Seller and its subsidiaries will:

  (a)  at all times, operate the New Centers in a reasonable and prudent manner in compliance with all Applicable Laws, its FDA-approved Standard Operating Procedures and all other standards generally practiced in the industry and construct and operate the New Centers in a manner that is compliant with all Regulatory Approvals, including Foreign Regulatory Approvals, and qualify for approval by the relevant regulatory authorities in the United State and the European Union. Consistent with the foregoing, the Seller shall use its reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Seller.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

   (b) Pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any of its assets, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Seller will not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (i) the validity, applicability and/or the amount thereof shall be contested in good faith by appropriate proceedings, (ii) the Seller, shall have set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, and (iii) enforcement of any lien on any assets of the Seller associated with any such taxes, assessments, charges, levies or claims shall have been effectively stayed or fully bonded pending the final determination of any such proceedings.

(c) Do or cause to be done all things necessary to preserve and keep in full force and affect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over it and the New Centers.

(d) Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel.

(e)  Maintain, preserve, protect and keep its property, including all New Center Assets, in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto.

(f) Keep adequately insured, by financially sound reputable insurers, all New Center Assets and other property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

7.1  Negative Covenants. The Seller and its subsidiaries shall not with respect to the New Center and New Center Assets:

(a) make any material change in its operations, except such changes as may be required to comply with any applicable requirements of law;

(b)  make any contract or commitment concerning the New Centers, including with respect to any liability or obligation, in excess of $25,000 in the aggregate, except with the consent of the Management Committee;

(c)  sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any encumbrance on, any of the New Center Assets;

(d)  institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to the employees of the New Centers, other than in the ordinary course or as required by any such plan or requirements of law;

(e)  make any general change in the compensation of the employees of the New Centers, other than changes made in accordance with normal compensation practices;

(f)  sell or otherwise transfer any Plasma inventory for the New Centers other than with the consent of the Buyer;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  (g)  sell, transfer or encumber in any manner any New Center or New Center Assets or store any New Center Assets with any warehouseman or other third party; or

  (h) engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Seller with respect to the New Centers will not otherwise engage in any practice, take any action, or enter into any transaction which would cause a Material Adverse Change in the New Centers.

Section 8. Warranties

8.1 Warranties of Seller Regarding Construction of New Centers

(a) Engineering and Design Warranty. Seller warrants it will perform its engineering and design services (“Engineering Services”) in accordance with the current standards of care and diligence normally practiced by recognized engineering firms in performing services of a similar nature. If during the one (1) year period following acceptance of the Services pursuant to Section 8.2 it is shown that there is an error or omission in the Engineering Services as a result of Seller failure to meet those standards and Buyer has notified Seller in writing of any such error within that period, Seller shall reperform such Engineering Services within the original scope of Services as may be necessary to remedy such error. All costs incurred by Seller in performing such corrective engineering and design services shall be to the account of Seller. It is understood and agreed that time is of the essence with respect to the correction of any such error or omission. Nothing herein shall remove or limit the Buyer’s right to make a claim for damages as otherwise provided in the terms and conditions of this document.

  (b) Construction Warranty. Seller warrants it will perform its construction services (“Construction Services”) in accordance with the current standards of care and diligence normally practiced by recognized construction management firms in performing services of a similar nature and that such Construction Services shall be free from material defects in workmanship. If during the one (1) year period following acceptance of the Services pursuant to Section 8.2 it is shown that there is an error in the Construction Services as a result of Seller failure to meet those standards and Buyer has notified Seller in writing of any such error within that period, Seller shall re-perform such Construction Services within the original scope of Services as may be necessary to remedy such error. All fees and expenses incurred by Seller in performing such corrective services shall not be paid on such corrective services. It is understood and agreed that time is of the essence with respect to any such corrective service. Nothing herein shall remove or limit the Buyer’s right to make a claim for damages as otherwise provided in the terms and conditions of this document.

  (c) Third Party Warranty and Guarantee. Seller will, for the protection of Buyer, demand from all vendors and contractors from which Seller procures machinery, equipment or materials or services, warranties and guarantees with respect to such machinery, equipment, materials or services, which shall be made available to Buyer to the full extent of the terms thereof.  Seller responsibility with respect to machinery, equipment and materials or services obtained from vendors or contractors shall be limited to rendering all reasonable assistance to Buyer for the purpose of enforcing the same.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8.2 Warranties of Seller Regarding Operation of New Centers and the Sale of Plasma

  (a) Seller warrants that the Plasma delivered hereunder shall conform to the Plasma Specifications set forth in this Agreement and shall be manufactured, collected, processed, tested, stored, handled and delivered to or placed with Buyer’s designated agent/carrier in accordance with the Specifications and all Applicable Laws, rules, regulations and current Good Manufacturing Practices (cGMP) regulations as published and/or amended from time to time by the FDA. Seller further warrants and represents that the Plasma delivered hereunder shall be free from defects in materials and workmanship and shall not, as of the date of delivery to or placement with Buyer’s agent/carrier, be adulterated or misbranded with the meaning of the Federal Food, Drug and Cosmetic Act, shall be in full compliance with the Biological Products section of the Public Health Service Act and applicable regulations, and shall be in full compliance with any applicable international, federal, state or local laws or regulations.

  (b) Seller warrants and represents that clear and unrestricted title for all Plasma purchased under this Agreement will pass to the Buyer upon acceptance by Buyer as defined in Section 4.

  (c) Seller represents and warrants that Seller has all applicable Regulatory Approvals, permits and licenses required in the performance of its obligations under this Agreement, including without limitation the US FDA. Seller certifies it will not use in any capacity the services of any person, including any firm or individual that has been debarred or is subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Food, Drug, and Cosmetic Act of 21 U.S.C. 335a (a) or (b). Seller agrees to notify Buyer promptly in the event any person providing services to Seller under the scope of this Agreement is debarred or becomes subject to debarment.

  (d) Seller represents and warrants that the manufacture, processing, testing, distribution, transport, storage, disposal and other handling of Plasma does not infringe the intellectual property rights of any third party and that Seller validly possesses all licenses to third party intellectual property necessary or appropriate for the manufacture, processing, testing, distribution, transport, storage, disposal and other handling of Plasma.

8.3  General Representations and Warranties

8.3.1 Seller’s Representations and Warranties.

(a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements entered into or delivered in connection with the transactions contemplated hereby. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Seller has all authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory bodies necessary to own and/or lease the properties and assets employed by the Seller in the conduct of operating a plasma collection center at the New Centers and to conduct its business and operations as currently conducted.

(b) The execution, delivery and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, constitutes the valid and binding obligation of the Seller, and is enforceable in accordance with its terms. All other agreements to be entered into pursuant to this Agreement by the Seller in connection with the transactions contemplated hereby will be duly executed and delivered by the Seller, will constitute the valid and binding obligations of the Seller, and will be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement does not, and all other agreements entered into in connection with the transactions contemplated hereby by the Seller will not, violate, conflict with, result in a breach of or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under) or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, creation of any lien, security interest or other encumbrance under (a) the Certificate of Incorporation or By-laws of the Seller, as amended to date, (b) any note, agreement, contract, license, instrument, lease or other obligation to which the Seller is a party or by which it is bound or to which any of its assets are subject, (c) any judgment, order, decree, ruling or injunction or (d) any statute, law, regulation or rule of any governmental agency or authority.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(c) There is no action, lawsuit, proceeding, claim, controversy, arbitration or investigation pending or, to the Seller’s knowledge, threatened against, or directly involving, the Seller’s plasma collection business, inclusive of the New Center Assets. There is no unsatisfied or outstanding order, writ, judgment, injunction or decree affecting the Seller’s plasma collection business or the New Center Assets. The Seller has complied and is complying with all laws, ordinances, and governmental rules and regulations applicable to it and its properties, assets and business, the non-compliance with which would have a Material Adverse Effect, and has obtained all Regulatory Approvals necessary for the ownership of its properties and the conduct of its business as currently conducted.

(d) Except for obtaining the Regulatory Approvals, no consent or approval of any third party or governmental body is required for the consummation by the Seller of the transactions contemplated by this Agreement.

8.3.2 Buyer’s Representations and Warranties.

(a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute, deliver and perform this Agreement and all other agreements entered into or delivered in connection with the transactions contemplated hereby.

(b) The execution, delivery, and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the party of the Buyer. This Agreement has been duly executed and delivered by the Buyer, constitutes the valid and binding obligation of the Buyer and is enforceable against it in accordance with its terms. All other agreements to be entered into pursuant to this Agreement by the Buyer in connection with the transactions contemplated hereby will be duly executed and delivered by the Buyer, will constitute the valid and binding obligations of the Buyer, and will be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement does not, and all other agreements to be entered into in connection with the transactions contemplated hereby by the Buyer will not, violate, conflict with, result in a breach of or constitute a default under (or an event which with due notice or lapse of time or both, would constitute a breach of or default under) or result in the creation of any lien, security interest or other encumbrance under (a) its charter or By-laws, (b) any note, agreement, contract, license, instrument, lease or other obligation to which the Buyer is a party or by which it is bound, (c) any judgment, order, decree, ruling or injunction or (d) any statute, law, regulation or rule of any governmental agency or authority.

Section 9. Term and Termination

9.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue in full force and until the first to occur of (a) the failure of Seller to achieve all Operating Benchmarks specified in this Agreement or (b) December 31, 2010 (the “Term”) unless terminated earlier in accordance with this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9.2 Termination for Cause. Either Party shall have the right to immediately terminate this Agreement in the event the other Party fails to perform any of its material obligations under this Agreement and such failure to perform is not cured within 30 days of written notice of such failure. The right of any Party to terminate this Agreement pursuant to this Section shall not be affected in any way by its waiver or failure to take action with respect to any prior default. The Party not in default shall be entitled to terminate this Agreement without prejudice to any other rights conferred on it by this Agreement or under law or equity. A termination shall not relieve a Party from any obligations that survive termination or expiration of this Agreement.

9.3 Other Termination Provisions. Either Party may immediately terminate this agreement if the other Party: (i) admits in writing that it is unable to pay its debts as they become due; (ii) starts a proceeding, or indicates its acquiescence to a proceeding started by another, relating to it under any bankruptcy, reorganization, rearrangement, insolvency, readjustment or debt, dissolution, liquidation or similar law; (iii) makes an assignment for the benefit of creditors; (iv) consents to the appointment of a receiver, trustee or liquidator for a substantial part of its property; (v) files, or has filed against it, a petition in bankruptcy, reorganization, rearrangement or insolvency which, if filed against it, is not dissolved or dismissed within ninety (90) days after filing; or (vi) had entered against it an order by a court of competent jurisdiction appointing a receiver, trustee or liquidator for it or a substantial part of its property, or approving its dissolution or termination, and if not consented to or acquiesced in by such Party, such order in not vacated or set aside or stayed within ninety (90) days.

9.4 Additional Buyer Termination Rights. In addition to the foregoing, Buyer shall have the right to immediately terminate this Agreement at any time upon written notice and without further liability or obligation to Seller in the event that (a) Buyer is unable to obtain any Regulatory Approvals necessary for it to take title to any of the New Centers; (b) the FDA does not approve Buyer’s biologics license application for its lead product candidate for the treatment of hereditary angioedema prior to * * * ; (c) Seller is unable to obtain all Regulatory Approvals for the New Centers within the timeframes contemplated for such event in this Agreement; (d) Seller is unable to obtain the Minimum Commitments at the New Centers within the timeframes contemplated for such event in this Agreement; (e) the Parties are unable to consummate an acquisition of a New Center within the time period specified in Section 5.3 or (f) Seller is unable to comply with the construction timeframes agreed to by the Parties in the Project Plan or is unable to commence operations of the New Centers on or before the New Center Opening Dates established by the Management Committee. In the event Buyer terminates this Agreement pursuant to Section 9.2 or subsections (c) – (f) of this Section 9.4, Seller shall reimburse Buyer for all amounts paid by Buyer pursuant to this Agreement within fifteen days of Buyer’s request for such payment. In the event Buyer terminates this Agreement pursuant to subsections (a) and (b) of this Section 9.4, Buyer may exercise all rights and remedies available to it under this Agreement or applicable law, except that Seller shall not be obligated to reimburse Buyer for any Performance Payments made by Buyer pursuant to Section 3.2 of this Agreement prior to the date of such termination. Late payments of these amounts shall accrue interest at the rate of 16% per annum until paid in full by Seller. The rights and remedies of the Buyer set forth herein are in addition to all other rights and remedies of the Buyer set forth elsewhere in this Agreement, including without limitation Section 3.4, and under applicable law.

9.5 Effect of Termination. In the event of any termination or expiration of this Agreement, all obligations by the Parties with respect to the construction, operation and sale of the New Centers shall immediately expire, the Management Committee shall be dissolved and the Parties shall have no further obligation to proceed with any transactions with respect to such matters. The rights and remedies available to Buyer or the Seller under this agreement or any other agreement among the parties are cumulative and the exercise of any right or remedy shall not preclude or dismiss Buyer’s or the Seller’s right to pursue any other or additional right or remedy, including, without limitation, any claim for damages. The failure to exercise any right or remedy in the event of any breach or default shall not constitute a waiver or adversely affect Buyer’s or the Seller’s right to exercise any right or remedy in the future for the same or any other breach or default in the future.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9.6 Provisions Surviving Termination. The provisions of this Agreement which by their nature would continue beyond any termination or expiration of this Agreement, including without limitation Sections 8, 9, 10, 11, 12, 13, 14 and 15 shall survive any termination or expiration of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

9.7 Termination of Prior Agreements. The Parties hereby agree that upon the execution of this Agreement all prior agreements for the purchase and sale of Plasma between Buyer and Seller or any affiliate of Seller are hereby terminated in all respects, other than any provisions of any such agreement whose terms specifically survive termination. Seller represents that it has all necessary right and authority to consent to the termination of such prior agreements on behalf of its affiliates, including without limitation that certain agreement for the sale of Plasma entered into by Buyer and Biomedics, Inc. dated as of April 12, 2007, as modified to date.

Section 10.  Indemnity

10.1.  Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Buyer, its Affiliates and their officers, agents and employees from and against any and all damages, losses, obligations, liabilities, claims, actions or causes of actions (“Losses”) incurred by the Buyer (or its Affiliates or their officers, agents and employees) in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation of the Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of the Seller pursuant hereto, (ii) any breach by the Seller of, or failure by the Seller to perform, any of its covenants or obligations contained in this Agreement, (iii) the operations of the New Centers, or (iv) any negligent act or omission or willful or unlawful misconduct of the Seller, its Affiliates or their officers, or employees, agents or representatives, resulting in any loss of or damage to any property or injury or death of any person as a result of the Seller’s provision of the Engineering Services or Construction Services or the operation of the New Centers.

10.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller, its Affiliates and their officers, agents and employees from and against any and all Losses incurred by the Seller (or its Affiliates or their officers, agents and employees) in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Buyer pursuant hereto, (ii) any breach by the Buyer of, or failure by the Buyer to perform, any of its covenants and obligations contained in this Agreement.

10.3 Procedural Matters. Any Party (the “Indemnified Party”) seeking indemnification hereunder shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder. The failure of any Indemnified Party to give the Notice promptly as required by this Section 10.3 shall not affect such Indemnified Party’s rights hereunder this except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

10.4 Defense and Settlement. In the event of the initiation of any legal proceeding against the Indemnified Party by a third party, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Without the consent of the other party, such consent not to be unreasonably withheld if the settlement only requires the payment of money, neither the Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability, unless such settlement includes as an unconditional term thereof, the giving by the claimant of an unconditional and complete release of claims in favor of the other Party.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 11.  Limitation of Liability

11.1 EXCEPT AS PROVIDED IN THIS SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES HOWEVER CAUSED (INCLUDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PERFORMANCE OF THE SERVICES), REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON WILLFULNESS, LOSS OF PROFITS, LOST REVENUES, OR LOSS OF BUSINESS OPPORTUNITY), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR KNEW OF THE POSSIBILITY OF SUCH DAMAGES.

11.2 The foregoing limitation of liability shall not apply to (a) a material breach by a Party of its confidentiality obligations pursuant to this Agreement, or (b) damages, losses and claims arising out of a Party’s gross negligence, willful misconduct or fraud, or (c) a Party’s indemnification obligations under this Agreement. The Parties acknowledge that this limitation of liability provision has been separately negotiated, is a material inducement to the Parties entering into this Agreement on the terms provided herein and shall be enforceable regardless of whether any remedy provided for fails of its essential purpose.

11.3 IN NO EVENT SHALL BUYER’S AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, FROM ANY AND ALL CAUSES, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER CAUSE OF ACTION EXCEED * * *  .

Section 12.  Confidentiality

12.1 During the Term and for a period of three (3) years thereafter, each Party shall (i) hold the other Party’s Confidential Information in strict trust and confidence and avoid the disclosure or release thereof to any other person or entity by using at least the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than reasonable care, (ii) not use the other Party’s Confidential Information for any purpose whatsoever except as expressly contemplated under this Agreement, and (iii) not directly or indirectly, copy, reproduce, use, publish, misappropriate, assign, or otherwise transfer or disclose to any person the other Party’s Confidential Information, other than as permitted pursuant to the terms of this Agreement, regardless of whether such information was actually delivered to the receiving Party prior to the effective date of this Agreement. “Confidential Information,” as used herein, shall mean all information, trade secrets, inventions, data, processes, or other records relating to a Party’s business, financial affairs or operations, including but not limited to information related to business plans, technology, source code, product or service requirements, customers, pricing, techniques and methods, which is either marked or identified as confidential or which the receiving party knew or reasonably should have known, under the circumstances, was confidential, whether disclosed in any tangible, electronic, visual or other medium. Confidential Information shall also include all information, know-how, trade secrets, data (technical or non-technical) or other confidential information concerning the operations, projects, organization, business or finances of a Party or any third party to which a Party owes a duty of confidentiality, in whatever form, that a receiving Party learns, generates or acquires in conjunction with the performance of the services pursuant to this Agreement. All files, records, documents, notes, or other items relating to or embodying Confidential Information that may be delivered to a receiving Party or to which a receiving Party may be granted access, shall remain the exclusive property of the Party disclosing such Confidential Information. Neither Party shall disclose to any third parties, including a customer of the other Party, the existence or terms of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

12.2 A receiving Party shall not disclose any Confidential Information except to its officers, directors and employees (and those of its affiliates upon the prior written approval by the disclosing Party) (collectively “Representatives”) who need to know such information for the purpose of performing the consulting services contemplated by this Agreement and which persons shall be similarly bound in writing (it being understood that each such Representatives shall be informed by the receiving Party of the confidential nature of such material and shall be directed to treat such material confidentially in accordance with the terms of this Agreement). A receiving Party agrees to be responsible for any breach of this Agreement by any of its Representatives. Notwithstanding the foregoing, a receiving Party shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to any act or omission by the receiving Party; (ii) of which it had independent knowledge without confidentiality restriction prior to disclosure by the disclosing Party; (iii) which comes into the possession of the receiving Party (without confidentiality restriction) in the normal and routine course of its own business from and through independent, non-confidential sources; or (iv) which is required to be disclosed by receiving Party governmental requirements. If receiving Party is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the disclosing Party, the receiving Party shall promptly notify the disclosing Party of such request(s) prior to any disclosure so that the disclosing Party may seek an appropriate protective order. Seller acknowledges that Buyer may be required to disclose the terms of this Agreement pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended, and to file a copy of this Agreement as an exhibit to a periodic report required to be filed by Buyer thereunder.

12.3 Failure on the part of the receiving Party to abide by this Section 12 may cause the disclosing Party irreparable harm for which damages will not be an adequate remedy at law. Accordingly, the non-breaching Party has the right to seek injunctive to prevent any threatened or actual violations of this section in addition to whatever remedies it may have at law. In such a proceeding, the Party allegedly breaching this Agreement expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the non-breaching Party.

Section 13. Force Majeure. A Party’s failure to perform its obligations under this Agreement due to “acts of God,” acts of governments (other than the specific requirements expressed elsewhere in this Agreement), riots, wars, accidents, deficiencies in supplies, materials or transportation or other causes of any nature beyond such Party’s control, including with limitation acts of terrorism, civil commotion, national emergency, epidemics, hurricane, embargo, flood, fire or any law, proclamation, regulation, or ordinance or other act to order of any court, government or governmental agency (other than the specific requirements expressed elsewhere in this Agreement), shall not be deemed to be a breach of this Agreement, provided that the non-conforming Party (i) provides the other Party timely written notice of the existence and nature of any reason for nonperformance, and (ii) resumes performance immediately upon the elimination of the impeding force majeure.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 14. Additional Agreements between the Parties

14.1 Recordkeeping and Audits. In addition to its obligation to maintain certain records pursuant to Section 4.5, Seller shall, in accordance with standard accounting practices maintain complete and accurate accounting records with respect to all of its activities under this Agreement and shall retain such records for a period not less than three (3) years the date of termination or the closing of the acquisition by Buyer of the New Centers. The Seller shall afford to the officers, employees and authorized representatives of the Buyer (including, without limitation, independent public accountants, financial advisors and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the New Centers and Seller’s books and records pertaining to the New Centers regardless of where such documents may be located, to the extent the Buyer shall reasonably deem necessary or desirable and shall furnish to the Buyer or its authorized representatives such additional information concerning the New Centers as shall be reasonably requested. The Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the New Centers. If in the course of any investigation pursuant to this Section, the Buyer's officers, employees or authorized representatives discover any breach of any representation or warranty contained in this Agreement, or any circumstance or condition that upon the lapse of time would constitute such a breach, the Buyer covenants that it will promptly so inform the Seller. The investigation will be conducted at Buyer’s expense, unless it reveals material instances on non-compliance by Seller, in which case Seller will reimburse Seller for all reasonable costs and expenses incurred in connection with such audit. Any confidential or proprietary information disclosed in the course of the audit will be subject to the confidentiality provisions under this Agreement.

14.2 Non-Competition. During the term of this Agreement and for a period of five years after any termination or expiration of this Agreement, except for a termination based on the breach of this Agreement by Buyer, Seller agrees that it will not, directly or indirectly enter into or become associated with or otherwise operate any plasma collection centers within a radius of * * * from the location of any New Center.

14.3 Non-Solicitation. Neither party shall, during the Term, and for two years thereafter, directly or indirectly hire or attempt to hire any employee of the other party who performed substantial work on any project covered by this Agreement without such other party’s prior written consent; provided that the foregoing shall not prohibit either party from issuing advertisements of a general nature not specifically directed at any such employee and hiring any such employee so long as such party is in compliance with this Section 14.3. For purposes of clarity, this restriction shall not be applicable to the employment by Buyer of any employees of Seller who worked at a New Center in connection with the Buyer’s acquisition of a New Center.

14.4 Acknowledgement. The Parties acknowledge and agree that the covenants contained in this Section 14 are fair and reasonable and of a special unique character which gives them peculiar value and exist in order to protect the Parties and that the Parties would not have entered into this Agreement without such covenants being made to it. If any court shall hold that the duration or geographic scope of the non-competition clause, or any other restriction contained in this Section 14 is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor. The Parties further acknowledge that damages alone will not be an adequate remedy for any breach by any Party of the covenants contained in this Section 14, and accordingly, each expressly agrees that, in addition to any other remedies which each may have, each shall be entitled to injunctive relief in a court of competent jurisdiction. The Parties acknowledge that the covenants contained in this Section 14 are separate and distinct from, and shall not be merged with, any similar covenants made by a Party in any other agreement, document or understanding. The provisions of this Section 14 shall survive the termination of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

14.5 Notifications. The Buyer, on the one hand, and the Seller, on the other hand, shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

  14.6  Obtaining Permits and Licenses. The Seller shall be responsible for obtaining all Regulatory Approvals required by any governmental agency with respect to the construction and operation of the New Centers and the New Center Assets. The Buyer will cooperate reasonably with the Buyer in obtaining such permits and licenses. The Seller will use its best efforts and act diligently to secure, any consents and approvals, including the Regulatory Approvals, required to effect the transactions contemplated by this Agreement.

14.7 Insurance. Seller shall provide and maintain in full force and effect, at no cost to the other Party, usual and customary insurance coverage for all obligations relating to or arising under this Agreement, including, without limitations, errors and omissions, products liability, general liability and related insurance coverage with policy limits in the following minimums:

(a)	Commercial General Liability coverage of $1,000,000.00 per incident and $2,000,000.00 in aggregate.
(b)	Products and Completed Operations Liability coverage of $5,000,000.00 per incident and $5,000,000.00 in the aggregate.
(c)	Workers compensation as required by federal, state and local law.
(d)	Employers Liability limits of $1,000,000.00 per incidents.

Section 15. General

(a)  Press Releases and Public Announcements.  Neither the Buyer, on the one hand, nor the Seller, on the other hand, shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and disclosure obligations of the Securities and Exchange Commission or the rules of any stock exchange or Nasdaq or to enable the Buyer to obtain debt or equity financing.

(b) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)  Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto and the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, including any prior agreements between the Parties.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(d)  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, not to be unreasonably withheld; provided, however, that Buyer may, without the consent of Seller, but upon written notice (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates; (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); or (iii) assign this Agreement as part of the sale or transfer of those of its assets to which this Agreement pertains or in connection with a merger, consolidation or acquisition.

(e)  Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)  Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer: Joshua Schein Ph. D., Chief Executive Officer Lev Pharmaceuticals, Inc. 675 Third Avenue, Suite 2200 New York, New York 10017 Fax:	If to Seller: Plasma Centers of America, LLC 1892 Tustin Street Orange, California 92865 Attention: Fax:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(h)  Amendments and Waivers.  No amendment of any provision of this Agreement (inclusive of any Exhibits or Schedules) shall be valid unless the same shall be in writing and signed by Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any provision of the Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereto or the right of any party thereafter to enforce each and every such provision.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(i) Severability.  Wherever possible, each provision hereof shall interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provision hereof, unless such a construction would be unreasonable.

(j) Expenses.  Each of Buyer and Seller, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise specified in this Agreement.

(k) Interpretation. (a) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word including shall mean including without limitation. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Articles, title and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

(b) The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

Remainder of page intentionally left blank. Signature page follows.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the date first above written.

BUYER: LEV PHARMACEUTICALS, INC.	SELLER: PLASMA CENTERS OF AMERICA, LLC

/s/ Judson A. Cooper	/s/ Gary Crandall
By: Judson A. Cooper	By: Gary Crandall
Title: Chairman and Executive Vice President	Title: President

Dated: 04/09/08

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Schedule 1

PLASMA SPECIFICATIONS

LEV PHARMACEUTICALS, INC.
SOURCE PLASMA SPECIFICATIONS:

a) Origin of Plasma: Human Source Plasma collected from donors at USA-FDA licensed donor center(s). Each donor center must adhere to PPTA (iQPP) voluntary standards. Plasma must be collected as Source Plasma as defined by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.60.

b) Selection/Exclusion Criteria for Donors (Donations): The selection/exclusion criteria used for determining donor eligibility was performed in accordance to the current SOP’s of the collecting facility at the time of donation from donors meeting all donor screening and donor selection criteria. Plasma must be collected from donors who fulfill all requirements as Qualified Donors as defined by iQPP standards and in accordance with 21 CFR Part 640 Subpart G, Source Plasma Suitable Donors 640.63.

c) Examination and Interview of Donors: The donor examination and/or interview was performed in accordance to the current SOP’s of the collecting facility and performed in accordance with all US requirements at the time of donation.

d) Screening Tests on Individual Donations: Testing requirements as described in 21 CFR 640.67 and 640.71 must be met and shall meet the following criteria:

TEST	TEST RESULT
Anti HIV ½	Non-reactive
HBsAg	Non-reactive
Anti-HCV	Non-reactive
HIV NAT	Negative
HCV NAT	Negative
Syphilis	Negative or Non-reactive donor
Atypical Antibody	Negative donor

A list of all current test kits or methods shall be submitted to Lev Pharmaceuticals, and updated in the event a test or method is changed.

For Lookbacks and notification for destruction of plasma, notification must be made to Lev Pharmaceuticals:

▪	Within three working days upon receipt of reactive or positive test results from a donor from whom prior or subsequent units have been shipped to Lev Pharmaceuticals
▪	Within one working day of notification of Post Donation Information resulting in product recalls or seizure concerning units shipped to Lev Pharmaceuticals

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

▪	Within three working days of receipt of Post Donation Information not resulting in a seizure or recall (e.g. tattoo, body piercing, high risk behavior)

e) Density: The density of plasma must be 1.026.

f) Shelf life: Each bottle must have at least a remaining shelf life of 5 years as of delivery.

g) System to Trace Donations: Supplier shall maintain systems that all donations are traceable to the individual donors.

h) Plasma Collection System: Source Plasma collection in bottles in accordance to current SOP’s of the collecting facility at the time of donation. Plasma must be collected in bottles that fulfill all requirements sited by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.64(b). Plasma collection must fulfill all additional requirements as defined by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.64.

Plasma units that fall into one of the following categories is unacceptable for shipment to Lev Pharmaceuticals:

▪	Units with reactive or positive viral marker test results; Prior or subsequent units from donors that have been found to be reactive/positive for required testing
▪	Hemolyzed or lipemic units
▪	Units with frozen plasma on the outside of the container
▪	Broken or contaminated units
▪	Untested or units with incomplete testing (except for units shipped to RxCrossroads under “holding” )
▪	Orphan units
▪	Units having errors that breech traceability such as units that cannot be traced back to an individual donor

i) Plasma Storage and Transport: Source Plasma must be frozen by cooling rapidly at -20ºC or colder, as soon as possible and at the latest within 24h of collection. Plasma storage and transportation has been maintained at -20ºC or colder. The Seller will provide one additional sample for each unit shipped to Purchaser with the Shipment packaged in separate boxes as per shipment id.

j) Quality Specifications – Documentation:

Each shipment of Plasma must have the following shipment documentation and electronic information associated with it.

•	Bill of Lading (copy)
•	Certificate of Quality (see Exhibit B below) (original)
•	Shipping Report Summary
•	Shipment Report Detail

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

•	Plasma Packing and Test Report Forms
•	E-File (see requirements below)

The Bill of Lading shall include the following information:

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The Shipping Report Summary shall include the following information:

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The Shipping Report Detail shall include the following information:

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

The Plasma Packing and Test Report shall include the following information:

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The originals of this documentation are to be mailed to the following address:

Lev Pharmaceuticals

k) Electronic data of shipment: Every shipment will include an electronic file that contains information about the shipment. Included in these files is the following information:

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•	Header-record containing the following information:

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

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-	A number of detail-records containing the following information for each plasma unit:

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-	Trailer-line containing the following information:
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Each bottle will be labeled with at least the following information:
• Supplier name and license number
• Plasma Type
• Unit Identification will be by means of barcode unit number type CODE128
• Volume
• Anticoagulant composition
• Storage temperature
• Expiration date
• Plasma bottle lot number (on bottle)

Each case will be labeled with at least the following information:
•	Supplier name and license number

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

•	Plasma Type
•	Shipment Id
•	Case number

Exhibit A

	Center A	Center B	Center C

Selection of New Center Locations	* * *	* * *	* * *
Lease Negotiation	* * *	* * *	* * *
Construction Permitting	* * *	* * *	* * *
Commencement of Construction	* * *	* * *	* * *
Opening Preparation	* * *	* * *	* * *
New Center Opening Dates	* * *	* * *	* * *

Note: Dates indicated above specify the date by which each specific event is to be completed or occur.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]